UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2026

Forgent Power Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-43102	39-3386651
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11500 Dayton Parkway

Dayton, MN 55369

(763) 588-0536

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (763) 588-0536

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value $0.00001 per share	FPS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 23, 2026, Forgent Power LLC (the “Parent Borrower”), a subsidiary of Forgent Power Solutions, Inc. (the “Company”), entered into that certain Amendment No. 1 (“Amendment No. 1”) to its Credit Agreement, dated as of December 19, 2025 (the “Existing Credit Agreement”; as amended by Amendment No. 1, the “Amended Credit Agreement,” and the credit facilities thereunder, the “Senior Credit Facilities”), by and among Forgent Intermediate III LLC, Parent Borrower, the other borrowers party thereto, the subsidiary guarantors party thereto, the lenders and issuing banks from time to time thereto, and Jefferies Finance LLC, (the “Administrative Agent”).

Pursuant to Amendment No. 1, (a) the initial term loans outstanding under the Existing Credit Agreement as of the Amendment No. 1 Effective Date (as defined in Amendment No. 1) were refinanced with Amendment No. 1 Refinancing Term Loans (as defined in Amendment No. 1) in an aggregate principal amount of $600,000,000 at a reduced applicable interest rate margin and (b) the applicable interest rate margin on the existing revolving credit commitments under the Existing Credit Agreement was reduced (the “Revolver Repricing Amendment”). The existing term lenders were offered the option to participate in the refinancing either through a cashless conversion of their existing term loans into a like principal amount of Amendment No. 1 Refinancing Term Loans or, alternatively, to have their existing term loans prepaid from the proceeds of the Amendment No. 1 Refinancing Term Loans funded by new and existing lenders. Following the effectiveness of Amendment No.1, the Senior Credit Facilities will bear interest based on, at the option of the Parent Borrower, (1) a “base rate” (defined as the highest rate of: (a) the Federal Funds Rate plus 0.5%, (b) the one-month Term SOFR, a forward-looking interest rate benchmark derived from the secured overnight financing rate as administered by the Federal Reserve Bank of New York (after giving effect to a 0.00% per annum floor), plus 1% per annum, and (c) the prime rate) plus a margin of 1.25% per annum or (2) Term SOFR, subject to a 0.00% per annum floor for the applicable interest period, plus a margin of 2.25% per annum.

The foregoing description of Amendment No. 1 does not purport to be complete and is qualified in its entirety by the terms and conditions of Amendment No. 1, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)
Exhibits.

The following exhibits are furnished as part of this Current Report on Form 8-K:

Exhibit No.	Description

10.1

Amendment No. 1 to Credit Agreement, dated as of June 23, 2026, by and among Forgent Intermediate III LLC, a Delaware limited liability company, Forgent Power LLC, a Delaware limited liability company, the other borrowers party thereto, the subsidiary guarantors party thereto, the lenders and issuing banks from time to time party thereto, and Jefferies Finance LLC, as administrative agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

Forgent Power Solutions, Inc.

Date: June 26, 2026

	By:	/s/ Tyson K. Hottinger
	Name:	Tyson K. Hottinger
	Title:	Chief Legal Officer